Exhibit 11

                              Arvin Industries, Inc.
                              ----------------------
       Computation of Earnings (Loss) Per Share of Common Stock (Unaudited)
       --------------------------------------------------------------------
                  (amounts in millions except per share amounts)
                  ----------------------------------------------


                                                            1995     1994      1993
                                                            ----     ----      ----

Primary Earnings Per Share
--------------------------
Income from continuing operations                        $   17.9 $   24.6  $   38.4
Income (Loss) from discontinued operation, net of tax         1.1    (40.9)      1.9
                                                           ------   ------    ------
Net income (loss) to common stock                        $   19.0 $  (16.3) $   40.3
                                                           ======   ======    ======

Average shares of common stock outstanding                   22.3     22.2      21.9
Incremental common shares applicable to common stock
options based on the common stock daily average
 market price during the period                               0.1      0.2       0.4
                                                           ------   ------    ------
Average common shares, as adjusted                           22.4     22.4      22.3
                                                           ======   ======    ======

Earnings (Loss) per average share of common stock
 (including common stock equivalents):
Continuing operations                                    $   0.80 $   1.10  $   1.72
Discontinued operations                                      0.05    (1.83)     0.09
                                                           ------   ------    ------
                                                         $   0.85 $  (0.73) $   1.81
                                                           ======   ======    ======
Fully Diluted Earnings Per Share: (1)
-------------------------------------
Income from continuing operations                        $   17.9 $   24.6  $   38.4
Income (Loss) from discontinued operation, net of tax         1.1    (40.9)      1.9
                                                           ------    ------   ------
Net income (loss)                                            19.0    (16.3)     40.3
Add back 7.5% convertible debentures' interest
 expense, net of tax                                          3.6      4.5       4.5
                                                           ------   ------    ------
Net income (loss) to common stock assuming full dilution $   22.6 $  (11.8) $   44.8
                                                           ======   ======    ======

Average shares of common stock outstanding                   22.3     22.2      21.9
Incremental common shares applicable to common stock
  options based on the more dilutive of the common stock
  ending or average market price during the period            0.1      0.2       0.5
Average common shares issuable assuming conversion
  of 7.5 % convertible subordinated debentures                2.7      3.4       3.4
                                                           ------   ------    ------

Average common shares assuming full dilution                 25.1     25.8      25.8
                                                           ======   ======    ======

Fully diluted earnings (loss) per average share assuming
  conversion of all applicable securities:
Continuing operations                                    $   0.86 $   1.13  $   1.66
Discontinued operations                                      0.04    (1.59)     0.08
                                                           ------   ------    ------
                                                         $   0.90 $  (0.46) $   1.74
                                                           ======   ======    ======

(1) Fully diluted earnings per share amounts are shown for 1995 and 1994 in accordance with Securities and Exchange
Commission requirements although not in accordance with A.P.B. 15 because they result in anti-dilution.
